SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 27, 2010
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2010 Long-Term Incentive and Performance Awards
On July 27, 2010, the Compensation Committee of the Board of Directors of Evergreen Solar, Inc. (the “Registrant”) approved the following long-term equity incentive awards for the Registrant’s chief executive officer, chief financial officer and other named executive officers:

Name	Restricted Stock(*)
Richard M. Feldt	500,000
Michael El-Hillow	200,000
Richard G. Chleboski	50,000
Dr. Lawrence E. Felton	100,000
Dr. Brown F. Williams	50,000

(*)	Shares of the Registrant’s common stock issued pursuant to the Registrant’s 2000 Stock Option and Incentive Plan, which vest in four equal annual installments as long as the executive is employed by the Registrant through the applicable vesting date.
The Compensation Committee also awarded Mr. Feldt a performance based restricted stock award for 125,000 shares, 62,500 of which vest upon attainment of an average per share closing price of $3.00 for the Registrant’s common stock over any 30 consecutive trading days following the grant date, and 62,500 of which shall vest upon attainment of an average per share closing price of $5.00 for the Registrant’s common stock over any 30 consecutive trading days following the grant date. Shares which have not vested by July 27, 2014 shall be forfeited.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Registrant held its annual meeting of stockholders on July 27, 2010 in Marlboro, Massachusetts. At the annual meeting, five matters were proposed and voted on:
•	The stockholders elected Richard M. Feldt and Edward C. Grady as Class I Directors for a term of three years. Mr. Feldt received 44,878,089 votes for election and 5,643,665 withheld. Mr. Grady received 39,146,349 votes for election and 11,375,405 withheld. On the proposal to elect Messrs. Feldt and Grady, there were 93,507,804 broker non-votes.

•	The stockholders authorized the Registrant’s Board of Directors to effect a reverse stock split of the Registrant’s common stock at a stock split ratio of 1-for-6 and amend our Certificate of Incorporation to reduce the number of authorized common shares from 450,000,000 shares to 120,000,000 shares. There were 122,729,160 votes cast for the authorization, 20,540,347 cast against the authorization, 760,051 abstentions and no broker non-votes. The Board of Directors may now elect to effect the reverse stock split and reduce the number of authorized common shares from 450,000,000 shares to 120,000,000 shares at any time prior to the Registrant’s next annual meeting of stockholders.
•	The stockholders approved the amendment and restatement of the Registrant’s 2000 Stock Option and Incentive Plan. There were 41,924,257 votes cast for the authorization, 7,555,516 cast against the authorization, 1,041,981 abstentions and 93,507,804 broker non-votes. A copy of the amended and restated 2000 Stock Option and Incentive Plan is filed with this report.

•	The stockholders approved the amendment and restatement of the Registrant’s 2000 Employee Stock Purchase Plan. There were 46,660,861 votes cast for the authorization, 2,906,781 cast against the authorization, 954,112 abstentions and 93,507,804 broker non-votes. A copy of the amended and restated 2000 Employee Stock Purchase Plan is filed with this report.

•	The stockholders ratified the appointment of PricewaterhouseCoopers, LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010. There were 136,536,741 votes cast for the ratification, 3,566,205 cast against the ratification, 3,926,612 abstentions and no broker non-votes.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	2000 Stock Option and Incentive Plan as amended and restated effective July 27, 2010

10.2	2000 Employee Stock Purchase Plan as amended and restated effective July 27, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary

Dated: August 2, 2010